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                                                                    EXHIBIT 99.1

                               SECOND AMENDMENT TO
                          REGISTRATION RIGHTS AGREEMENT


         This Second Amendment to Registration Rights Agreement (this "Second Amendment") is made and entered into effective as of February 27, 2003, by and between Analytical Surveys, Inc., a Colorado corporation (the "Company"), and Tonga Partners, L.P., a Delaware limited partnership ("Tonga").

                                    RECITALS

         A. In connection with an investment by Tonga in the Company, the parties entered into a Registration Rights Agreement dated as of April 2, 2002, and a First Amendment to Registration Rights Agreement dated effective as of June 1, 2002 (as amended, the "Registration Rights Agreement").

         B. The Registration Rights Agreement obligates the Company to file an S-1 registration statement by no later than February 28, 2003.

         C. The parties desire to extend the date for filing of such registration statement to August 31, 2003.

                                    AGREEMENT

         1. The parties hereby amend the definition of "Filing Date" in the Registration Rights Agreement to read in its entirety as follows:

                        "Filing Date" means August 31, 2003
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         2. Except as otherwise expressly provided in this Second Amendment, all of the terms and conditions of the Registration Rights Agreement shall remain in full force and effect.

         3. This Second Amendment shall be binding upon and inure to the benefit of the parties and their successors and assigns. This Second Amendment shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to choice of law provisions. This Second Amendment may be executed in counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument.

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         IN WITNESS WHEREOF, the parties hereto have caused this Second
Amendment to Registration Rights Agreement to be duly executed by their respective authorized officers as of the date first above written.


                                    ANALYTICAL SURVEYS, INC.

                                    By:
                                       -----------------------------------------
                                    Name: Norman Rokosh
                                          --------------------------------------
                                    Title: President and Chief Executive Officer
                                           -------------------------------------


                                    TONGA PARTNERS, L.P.

                                    By:
                                       -----------------------------------------
                                    Name: Mark K. Diamond
                                          --------------------------------------
                                    Title: General Counsel
                                           -------------------------------------